                                                                     EXHIBIT 4.3

DRAFT - SUBJECT TO NEGOTIATIONS


THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO MAKER OF AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                        HOMECOM COMMUNICATIONS, INC.

             Warrant for the Purchase of Shares of Common Stock
No. [ ]                                                           125,000 Shares

                 FOR VALUE RECEIVED, HomeCom Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that Ladenburg, Thalmann & Co. Inc. or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on November ______, 1996 and prior to 5:00 P.M., New York City time, on November _____, 2001, One Hundred and Twenty Five Thousand (125,000) fully paid and non-assessable shares of the common stock, $.0001 par value per share, of the Company for an aggregate purchase price of
$[        ] (computed on the basis of $________ per share). Hereinafter, (i)
said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "Warrant Share" and collectively as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant, all similar Warrants issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants", and
(vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders." The Aggregate
Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided, and in the event of any such adjustment, the number of Warrant Shares shall be adjusted to equal the number determined by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

         1. Exercise of Warrant. (a) This Warrant may be exercised in whole at any time or in part from time to time, during the period commencing on November ____, 1996 and ending prior to 5:00 P.M., New York City time, on November ____, 2001 (such period, the "Exercise Period"), by the


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Holder by the surrender of this Warrant (with the subscription form at the end of this Warrant duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and
(ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                 (b) In lieu of exercising this Warrant in the manner set forth in Section 1(a) above, this Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period, by the Holder by surrendering the Warrant at the address set forth in Section 10(a) hereof, without payment of any other consideration, commission or remuneration, together with the subscription form at the end of this Warrant, duly executed. The number of shares of the Common Stock to be issued by the Company shall be calculated using the following formula:



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                                    X=Y(A-B)
                                      ------
                                       A

                 Where                  X=        the number of
                                                  shares of the Common Stock to
                                                  be issued to the Holder

                                        Y=        the number of shares
                                                  of the Common Stock
                                                  purchasable under this
                                                  Warrant or, if this Warrant
                                                  is being exercised in part,
                                                  under the portion of the
                                                  Warrant being exercised (at
                                                  the date of the surrender of
                                                  this Warrant and the
                                                  subscription form)

                                        A=        the Market Price (at
                                                  the date of the surrender of
                                                  this Warrant and the
                                                  subscription form)

                                        B=        the Per Share Warrant
                                                  Price (as adjusted to the
                                                  date of the surrender of this
                                                  Warrant and the subscription
                                                  form)

If this Warrant is exercised in part pursuant to this Section 1(b), this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                 (c) The market price of a share of the Common Stock (the "Market Price") on any date of determination shall be (i) the last reported sale price per share of the Common Stock on the business day immediately preceding the date of determination as reported on the Nasdaq National Market (the "National Market"), or (ii) if there is no such reported sale on the date in question, the average of the closing bid and asked quotations as so reported on the National Market, or (iii) if the Common Stock is not then listed on the National Market, the last reported sale price per share of the Common Stock on such national securities exchange upon which the





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Common Stock is then listed, or (iv) if the Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq, or if not so reported, as reported by the National Quotations Bureau or a similar organization. In the absence of such quotations, the Board of Directors of the Company shall determine in good faith the fair market value per share of the Common Stock, which shall for these purposes be deemed to be the market price, which determination shall be set forth in a certificate executed by an officer of the Company showing the facts upon which the market price is based.

         2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times
(a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists the Common Stock on any national securities exchange, keep the shares of the Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance.

         3. Protection Against Dilution. (a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of the Common Stock (i) securities, other than shares of the Common Stock, or (ii) property, other than cash, without payment therefor, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

                 (b) If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of the Common Stock, (ii) subdivide its outstanding shares of the Common Stock into a greater number of shares, (iii) combine its outstanding shares of the Common Stock into a smaller number of shares or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of the Common Stock or other capital stock of the Company which the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.





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                 (c)      Except as provided in Section 3(e), in case the
Company shall hereafter issue or sell any shares of the Common Stock for a consideration per share less than the Per Share Warrant Price in effect immediately prior to the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of the Common Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Warrant Price plus (B) the consideration received by the Company upon such issuance or sale by (ii) the total number of shares of the Common Stock outstanding after such issuance or sale.

                 (d) Except as provided in Section 3(e), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into the Common Stock entitling the holders thereof to purchase the Common Stock or to convert such securities into the Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of the Common Stock issuable upon exercise or conversion of such securities) less than the then Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing
(i) the sum of (A) the number of shares of the Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus
(B) the Total Consideration by (ii) the number of shares of the Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of the Common Stock issuable upon exercise or conversion of such securities.

                 (e)      No adjustment in the Per Share Warrant Price shall be
required in the case of (i) the issuance of up to [      ] shares of the Common
Stock upon the exercise of options outstanding on the date hereof, (ii) the issuance by the Company of the Common Stock pursuant to the exercise of any Warrant or (iii) the issuance by the Company of any shares of the Common Stock pursuant to the exercise of the over-allotment option granted in the Underwriting Agreement, dated ________, 1996, by and between the Company and Ladenburg, Thalmann & Co. Inc., as representative of the several underwriters named therein.

                 (f) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effected in connection with a merger of another corporation with the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the





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Holder of this Warrant to the end that the provisions set forth in this Section
3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(f) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                 (g) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                 (h) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of the Common Stock; provided, however, that any adjustments which by reason of this Section 3(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(h)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or the Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                 (i) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Per Share Warrant





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Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and cause copies of such certificate to be mailed to the Holders of the Warrants. In addition, within thirty (30) days after the end of the Company's fiscal year next following any such adjustment or modification, the Company shall, at its own expense, deliver to the Holder of this Warrant a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the same information as required by such principal financial officer certificate.

                 (j) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to the Common Stock, other than a cash dividend payable otherwise than out of earnings or earned surplus, (ii) offer to the holders of shares of the Common Stock any additional shares of the Common Stock, any securities convertible into or exercisable for shares of the Common Stock or any rights to subscribe thereto or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

                 (k) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of the Common Stock and other capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of the Common Stock and other capital stock and any subsequent adjustments made pursuant to this Section 3 shall apply equally to each such resulting class of capital stock.

         4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, rights of first refusal or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

         5.      Registration Under Securities Act of 1933.

                 (a) The Company agrees that if, at any time during the period commencing on November ___,1996 and ending on November ____,2001, (i) the Holder and/or the Holders of any






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other Warrants and/or Warrant Shares who or which shall hold, collectively, not less than 50% of the Warrants and/or Warrant Shares outstanding at such time and not previously sold pursuant to this Section 5 shall request that the Company file a registration statement under the Securities Act of 1933, as amended (the "Act"), covering not less than 50% of the Warrant Shares issued or issuable upon the exercise of the Warrants, and not so previously sold, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares not so previously sold that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such Holders, will be included in such registration statement at the Holder's and such Holders' request, (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for such Holders to effect the proposed sale or other disposition. [The Company shall be required to effect a registration or qualification pursuant to this
Section 5(a) on one occasion only.]


                 (b) The Company agrees that if, at any time and from time to time during the period commencing November ____, 1996 and ending on November ____, 2003, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act (otherwise than pursuant to Section 5(a) hereof, and other than a registration statement on Form S-8 or other form which does not permit secondary sales or include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares not previously sold pursuant to this Section 5 that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holders' request, be included in such Subsequent Registration Statement, (ii) upon the written request of a Holder made within 20 days after the giving of such notice by the Company, include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition.


                 (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement or a post-effective amendment to





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a registration statement, the Company shall (i) furnish each Holder of any such
Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act
(and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best effort to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold, including entering into an underwriting agreement in customary form for transactions of this nature.

                 (d) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section, including attorneys' fees and expenses of the Holder(s) of the Warrant Shares covered by such registration incurred in connection with such registration or other action, other than underwriting discounts and applicable transfer taxes relating to the Warrant Shares.

         6.      Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each selling holder (including, for purposes of this Section 6, any Holder) of Warrant Shares and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which any selling holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however, that (i) the indemnity agreement contained in this Section 6(a) shall not extend to any selling holder of Warrant Shares in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Warrant Shares specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this Section 6(a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                 (b) Each selling holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospects, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any holder of Warrant Shares to indemnify the Company under the provisions of this Section 6(b) shall be limited to the Market Price of the Warrant Shares being sold by the selling holder minus the Aggregate Warrant Price for such Warrant Shares. Each selling holder of Warrant Shares agrees to pay any legal and other expenses for which its liable under this Section 6(b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                 (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing Section 6(a) or Section 6(b) (an "indemnified party") in respect of which indemnity may by sought against a person granting indemnification (an "indemnifying party") pursuant to such section, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in Section 6(a) or Section 6(b) hereof. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent (which consent shall not be unreasonably withheld).

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6(a) or (b) hereof is unavailable in accordance with its terms, the Company and the selling holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Warrant Shares, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the selling holder of Warrant Shares, on the other hand, from any offering of the Warrant Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c), then the relative fault of the Company and the selling holder of Warrant Shares in connection with the statements or omissions which result in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

                 (e) The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares in Sections 6(a), (b),
(c) and (d) hereof shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Warrant Shares or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) the exercise of this Warrant or (iii) payment for any of the Warrant Shares, and shall survive the delivery of the Warrant Shares, and any successor of the Company, or of any selling holder of Warrant Shares, or of any person who controls the Company, or of any selling holder of Warrant Shares, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holders of Warrant Shares contained in Sections 6(a), (b), (c) and (d) hereof shall be in addition to any liability which the Company and the selling holders of Warrant Shares may otherwise have.

         7. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder (a) except in compliance with the provisions of the Act and any applicable state securities laws and (b) until the first anniversary of the date hereof except (i) to Ladenburg, Thalmann & Co. Inc. or any successor firm or corporation of Ladenburg, Thalmann & Co. Inc., (ii) to any of the officers of Ladenburg, Thalmann & Co. Inc., or of any such successor firm or corporation, or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder of this Warrant.

         8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         9. Warrant Holder Not Stockholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         10. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                          (a) the Company at Building 14, Suite 100, 3535 Piedmont Road, Atlanta, Georgia 30305, or such other address as the Company has designated in writing to the Holder, or

                          (b) the Holder at Ladenburg, Thalmann & Co. Inc., 540 Madison Avenue, New York, New York 10022 or such other address as the Holder has designated in writing to the Company.

         11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         12. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

                            [Signature Page Follows]

                 IN WITNESS WHEREOF, HomeCom Communications, Inc. has caused
this Warrant to be signed by its [        ] and its corporate seal to be
hereunto affixed and attested by its Secretary this _____ day of ______________, 1996.

                                                   HOMECOM COMMUNICATIONS, INC.

                                                   By:
                                                       ------------------------
                                                         Name:
                                                         Title:

ATTEST:

-----------------------------
Name:
Title:

[Corporate Seal]

                                   ASSIGNMENT


                 FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto _______________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of HomeCom Communications, Inc.

Dated:                                    Signature:
       ----------------                              --------------------------
                                          Address:
                                                   ----------------------------


                               PARTIAL ASSIGNMENT

                 FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto __________________________ the right to purchase _____________ shares of the Common Stock of HomeCom Communications, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of HomeCom Communications, Inc.

Dated:                                    Signature:
       ----------------                              --------------------------
                                          Address:
                                                  -----------------------------

                               SUBSCRIPTION FORM

                 The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, _____________ shares of the Common Stock of HomeCom Communications, Inc., as provided for in Section 1 thereof.

                 The undersigned herewith makes payment for such shares in full at the price per share provided by such Warrant in the following manner (please check the type or types of payment and indicate the portion of the aggregate payment to be paid by each type of payment):

                 ____ exercise for cash as provided in Section 1(a) of such Warrant.

                 ____ exercise by surrender of such Warrant (or a portion thereof) in accordance with Section 1(b) of such Warrant.

                 Please issue a certificate or certificates for such shares in the name of, and pay any cash for any fractional share to:

                         Name
                              -----------------------------------
                         (Please Print Name, Address and Social Security No. or Taxpayer Identification No.)

                         Address
                                 --------------------------------
                                 --------------------------------

                         Social Security No. or
                         Taxpayer Identification No.
                                                     -------------
                         Signature
                                   ------------------------------

                         NOTE: The above signature should correspond exactly with the name on the first page of such Warrant or with the name of the assignee appearing in the assignment form attached to the Warrant.

                 And if such number of shares shall not be all the shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder and delivered to the address set forth above.





                                        -2-